United States
Securities and Exchange Commission
Washington, DC 20549
___________
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  February 19, 2009

ALSIUS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51362	20-2620798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15770 Laguna Canyon Road, Suite 150, Irvine, California  92618

(Address of Principal Executive Offices)                                                                              (Zip Code)

Registrant’s telephone number, including area code (949) 453-0150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 19, 2009, Alsius Corporation (the “Company”) and its wholly-owned subsidiary, Alsius Medical Corporation, a California corporation (“Alsius Medical” and collectively with the Company, “Sellers”), and ZOLL Circulation, Inc., a Delaware corporation (“Zoll”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Sellers will sell substantially all of their assets to Zoll for a purchase price of $12.0 million in cash (the “Asset Sale”).  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1. The summary of the terms of the Purchase Agreement herein is qualified by reference to the Purchase Agreement itself.

The Purchase Agreement contains customary representations, warranties and covenants of the Company including, among others, a covenant to use commercially reasonable efforts to conduct its operations in the ordinary course during the period between the execution of the Purchase Agreement and the completion of the Asset Sale.

The closing of the Purchase Agreement is subject to the satisfaction of certain conditions, including that the representations and warranties of the parties contained in the Purchase Agreement are true and correct in all material respects on the closing date, that applicable consents and approvals required to be obtained by the parties have been obtained and not withdrawn, the delivery of closing certificates from officers of the Sellers, and the delivery by counsel to the Company of a legal opinion satisfactory to Zoll.

The Purchase Agreement may be terminated under certain circumstances, including by either party if the other party is in material breach of any representation, warranty or covenant contained in the Purchase Agreement.  In connection with such termination, the breaching party must pay a termination fee of $1,000,000 to the terminating party.

The Company has also agreed to indemnify Zoll with respect to losses Zoll suffers related to or resulting from any breach of the Company’s representations, warranties, covenants and agreements.  The Company’s aggregate liability for such losses will in no event exceed $1,000,000 (except in the case of fraud or willful misconduct).  To qualify for indemnification, Zoll must make a claim within twelve months after the closing date of the Asset Sale.

In connection with the Asset Sale, Zoll placed an order with the Company to purchase approximately $3 million of finished product at cost.  Zoll paid for 50% of the order up front, with the balance due after the products are delivered to and accepted by Zoll in accordance with the terms of the order.  The Company is currently manufacturing the products ordered by Zoll, and the Asset Sale is conditioned upon the Company’s delivery of at least 75% of the order.

The Company's independent financial advisor, Leerink Swann LLC, rendered an opinion to the Board of Directors of the Company that the consideration to be received by the Company pursuant to the Purchase Agreement is fair, from a financial point of view, to the Company.

The Board of Directors of the Company unanimously approved the Purchase Agreement and the transactions contemplated thereby.  Beneficial holders of a majority of the outstanding shares of common stock of the Company have given their written consent to the Purchase Agreement and the transactions contemplated thereby in accordance with Section 228 of Delaware Law. The action by written consent is sufficient to approve the Asset Sale and the transactions contemplated by the Purchase Agreement without any further action or vote of the stockholders of the Company.

The Company intends to file with the Securities and Exchange Commission (“SEC”) a preliminary information statement.  After addressing any comments the staff of the SEC may have on the information statement, the Company will file with the SEC and disseminate to the Company’s stockholders a definitive information statement regarding the approval of the Purchase Agreement and other matters contemplated thereby by the holders of a majority of the outstanding shares of the Company. Under SEC rules, the definitive information statement must be filed and disseminated to the Company’s stockholders at least 20 days before the closing of the Asset Sale.

Item 8.01 Other Events.

The Purchase Agreement contemplates that at the closing of the Asset Sale, Zoll will acquire substantially all of the Company’s assets, including the rights to the name “Alsius.” As a result, the Company must amend its Certificate of Incorporation to change its name after the closing of the Asset Sale. The Company’s Board of Directors and the beneficial holders of a majority of the outstanding shares of the Company have approved the change of the Company’s name from “Alsius Corporation” to “ALUS Liquidation Corp.”

The Asset Sale is the initial step in the complete dissolution and liquidation of the Company pursuant to the Plan of Dissolution of Alsius Corporation (the “Plan of Dissolution”), which was approved by the beneficial holders of a majority of the outstanding shares of common stock of the Company and which will be disclosed in further detail in the Company’s information statement to be filed with the SEC in connection with the Asset Sale and the Plan of Dissolution.  The Company’s preliminary estimate is that there will be approximately $7,600,000, or $0.34 per share of common stock, available for distribution over time to the Company’s stockholders, with the final distribution amount to be determined and the final distribution made after settlement and satisfaction of all liabilities.  However, if liabilities are not able to be settled within the currently estimated range, or if currently unknown liabilities are incurred, or if revenues through the closing are lower than expected, then the amount available for distribution will be less than $0.34 per share (or could be greater if liabilities are lower and/or revenues are greater than expected).

Zoll has agreed that during the pendency of the Asset Sale, it will not serve the Company or Alsius Medical in the currently pending patent infringement case Zoll filed against the Company in the United States District Court Central District of California on January 29, 2009 or take any action to pursue or resume the case.

On February 20, 2009, the Company issued a press release in which it announced that it had entered into the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this Current Report on Form 8-K relate to future circumstances and expectations, in particular, whether and when the Asset Sale will be consummated and what funds will be available to distribute to the Company’s stockholders when the Company is wound down. Such matters are subject to risks and uncertainties, and actual results may differ significantly from those discussed herein.  Such risks and uncertainties include, among others: the need to satisfy various conditions to the closing of the Asset Sale, including obtaining third party consents; the ability to settle liabilities of the Company within expected ranges; whether the Company can meet is sales expectations and collect accounts receivable prior to closing; and the risks that are described from time to time in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent Quarterly Reports on Form 10-Q. This current report on Form 8-K speaks only as of its date, and the Company disclaims any duty to update the information herein, except as required by law.

Item 9.01  Financial Statements and Exhibits.

Exhibits.

Exhibit	Description
10.1	Asset Purchase Agreement, dated February 19, 2009
99.1	Press Release dated February 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2009

ALSIUS CORPORATION

By:	/s/ William J. Worthen
Name: William J. Worthen
Title: President and Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Asset Purchase Agreement, dated February 19, 2009
99.1	Press Release dated February 20, 2009

5